UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2007
OPLINK COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31581 (Commission File Number)	77-0411346 (I.R.S. Employer Identification No.)
46335 Landing Parkway
Fremont, California 94538
(Address of principal executive offices) (Zip code)
(510) 933-7200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Completion of Acquisition or Disposition of Assets.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES

Item 5.02. Completion of Acquisition or Disposition of Assets.
     On June 5, 2007, Oplink Communications, Inc. (“Oplink”) consummated its acquisition from The Furukawa Electric Co., Ltd. (“Furukawa”) of Furukawa’s majority interest in Optical Communication Products, Inc. (“OCP”). In accordance with the terms of the Stock Purchase Agreement between Oplink and Furukawa (a copy of which was filed by Oplink with its Form 8-K filed with the Securities and Exchange Commission on April 23, 2007), Oplink acquired all 66,000,000 shares of OCP common stock held by Furukawa, constituting approximately 58% of OCP’s outstanding shares, in exchange for $84,150,000 in cash and 857,258 shares of Oplink common stock. Oplink paid the cash portion of the consideration out of its cash balances. The shares of Oplink common stock issued to Furukawa are subject to a three year lock-up restriction on Furakawa’s ability to resell the shares. One third of the shares, or approximately 285,757 shares, will be released from the lock-up on each of the first, second and third anniversaries of the closing of the transaction.
Item 9.01. Financial Statements and Exhibits.
     All financial information required by this Item 9.01 in connection with Oplink’s acquisition of the majority interest in OCP will be filed by amendment to this Current Report on Form 8-K within 71 calendar days from the date that this Current Report on Form 8-K was filed with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPLINK COMMUNICATIONS, INC.
Date: June 11, 2007	By:	/s/ Bruce D. Horn
		Name:	Bruce D. Horn
		Title:	Chief Financial Officer